                                                                    Exhibit 1.02

                                [QUADRIGA LOGO]

                       ADDITIONAL SELLING AGENT AGREEMENT

Made on _______________, 200__ between:

                         QUADRIGA ASSET MANAGEMENT INC.
                                 430 PARK AVENUE
                                   SUITE 1501
                               NEW YORK, NY 10022

                                       and

                          ____________________________

                          ____________________________

                          ____________________________

                          ____________________________

          (sometimes hereinafter called the "Additional Selling Agent")

Whereas:

         A. Quadriga Capital Management, Inc. ("QCM") is an International Business Company registered on the 11th day of November, 1999 pursuant to CAP 152 of the 1990 Revised Laws of Grenada Company No. 1102 of 1999 - 2046, and is the general partner of Quadriga Superfund, L.P., Series A and Series B (the "Partnership").

         B. Quadriga Asset Management, Inc. ("QAM") is a registered Broker/Dealer and NASD Member and has been appointed by the Partnership as exclusive marketing agent to assist the Partnership with the solicitation of subscriptions for "Units" (as hereinafter defined) in the Partnership.

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         C.  The "Additional Selling Agent" is a Broker/Dealer and NASD member and is organized in accordance with the laws of the state or country of its formation.

         D. "Units" means units or other participation rights in the Partnership, which are expressly announced to the Additional Selling Agent as covered by this Agreement.

Now in consideration of the mutual promises and agreements contained in this Additional Selling Agent Agreement, including all attached schedules (collectively, the "Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. APPOINTMENT OF THE ADDITIONAL SELLING AGENT

     1.1 QAM hereby invites the Additional Selling Agent to participate as an additional selling agent on a non-exclusive, non-transferable and non-assignable basis to offer for sale Units. The Additional Selling Agent hereby accepts such invitation and agrees to participate in such offer for sale on the terms and conditions set out in this Agreement.

     1.2 The Additional Selling Agent warrants that it has obtained all necessary licenses and authorizations of all applicable authorities to engage in the activities covered by this Agreement and the Additional Selling Agent shall immediately inform QAM in writing if at any time such license or authorization expires or is withdrawn. Without limiting the foregoing, Additional Selling Agent represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). The Additional Selling Agent acknowledges its understanding that it is not entitled to any remuneration or other compensation hereunder for any period during which it has been suspended or expelled from membership in the NASD. The Additional Selling Agent further acknowledges that it shall not be permitted to receive trailing commission payments for any sales in the Partnership unless the Additional Selling Agent is registered with the CFTC and is a member in good standing of the NFA and the NASD. Notwithstanding the foregoing, if the Additional Selling Agent is not registered with the CFTC, it may receive additional selling commissions from QAM as set forth in the attached Schedule I.

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     1.3     The Additional Selling Agent agrees to offer, sell and distribute
             Units in the above-described public offering only in such states or territories where it is permitted to offer, sell and distribute Units.

     1.4 The Partnership reserves the right to cancel or refuse or terminate, in whole or in part, any instruction or application to subscribe for Units or contract for purchase of any Units. The Additional Selling Agent agrees that no commission will be due or owing to the Additional Selling Agent on any transactions, which are refused or cancelled.

     1.5 The Additional Selling Agent shall perform the services hereunder as an independent contractor and not as an employee of the Partnership or QAM. Nothing in the Agreement shall constitute or is deemed to constitute a partnership, joint venture, agency, trust, formal business organization, separate legal entity or other association of any kind between the parties hereto. The Additional Selling Agent shall have no authority to bind or act on behalf of the Partnership or QAM. Except as specifically provided by this Agreement, Additional Selling Agent shall not act or represent or hold itself out as having authority to act as agent or partner of the Partnership or QAM, or in any way bind or commit the Partnership or QAM to any obligations. Any such act will create a separate liability of Additional Selling Agent to any and all third parties affected as a consequence. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective and each party shall be responsible individually only for its obligations described by this Agreement.

2. DUTIES OF THE ADDITIONAL SELLING AGENT

     2.1     The Additional Selling Agent:

         (a) shall not make any representation other than as set out in the sales documents, offering memorandum, prospectus or similar documents issued by the Partnership (each a "Disclosure Document"), or give or make any warranty on behalf of the Partnership or QAM;

         (b) shall observe the terms and conditions relating to the promotion of the Partnership and to the issuance and sale of the Units whether contained in the sales documentation issued by the Partnership or in any directions of QAM provided to the Additional Selling Agent, or imposed by law or regulations having the force of law in any country or territory in which the Additional Selling Agent is promoting the Units or in which any investor or potential investor

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               in the Units is a resident or of which such investor is a citizen or national and, in particular, but without limitation, the Additional Selling Agent shall not promote the Units or procure or seek to procure subscriptions for the Units from any person (whether an individual, firm or corporation) who is not eligible by reason of nationality or otherwise, to invest in the Units;
               and

         (c) acknowledges its responsibility under applicable law to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each person to whom Additional Selling Agent introduces Units, based on information provided by such person.

     2.2 In connection with its activities under this Agreement, the Additional Selling Agent shall use only such sales documents and/or promotional brochures as have been approved by the Partnership or QAM. QAM shall obtain approval for such sales documents to the extent legally required by the supervisory authority in any relevant jurisdiction prior to their use. The Additional Selling Agent shall not circulate any prospectus, which has been withdrawn or supplemented.

     2.3 The Additional Selling Agent shall have no authority to accept applications for Units on behalf of the Partnership and shall in no circumstances have any power to enter into a transaction on behalf or in any other way to bind the Partnership or QAM.

     2.4 The Additional Selling Agent warrants to observe the conduct of business rules applicable in any state or territory in which the Additional Selling Agent is promoting the Units or - if applicable
             - in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national. It is the Additional Selling Agent's duty to inform investors and potential investors in a reasonable manner about the Units and about the risks of investing in them, as presented and disclosed in the Partnership's Disclosure Documents, and to observe the terms and conditions relating to the sale and distribution of Units imposed by law or regulations having the force of law in any applicable state or territory.

     2.5 Additional Selling Agent recognizes and acknowledges that all rights and goodwill in or to any and all trademarks, trade names and logos of the Partnership or QAM (each a "Mark") belong solely and exclusively to the Partnership, QAM and/or their respective licensors, and that all rights resulting from Additional Selling Agent's use of any Mark shall inure to the sole and exclusive benefit of the Partnership, QAM and/or their respective licensors. Additional Selling Agent's use of a Mark

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             shall be in a form and manner satisfactory to QAM (which shall exercise its commercially reasonable discretion in determining whether such use is of a satisfactory quality and standard), and in compliance with any applicable country-of-origin labeling requirements. Additional Selling Agent's use of any Marks shall be restricted to and coextensive with the performance of all of Additional Selling Agent's duties under this Agreement, shall cease immediately in the event this Agreement is terminated, and shall not be construed as conferring upon Additional Selling Agent any right or interest in or to such trademarks, trade names, or logos or to any registration thereof.

     2.6 Additional Selling Agent shall submit all advertising copy and promotional materials, including but not limited to sales brochures, newspaper and yellow page advertisements, radio and television commercials, internet-based web material, to QAM for approval, in QAM's sole discretion, prior to using the same in commerce.

3. DUTIES OF QAM

QAM shall support the Additional Selling Agent concerning the offering and distribution of the Units by providing the Additional Selling Agent with such sales documents and promotional brochures as have been approved by the Partnership or QAM, including copies of the prospectus and on a timely basis, any amendments and supplements thereto, without charge, and providing the Additional Selling Agent with such current information or modifications regarding the Partnership or the distribution of Units as is necessary to promote the Units and comply with the terms of this Agreement.

4. TERRITORY

The Additional Selling Agent is authorized to promote, offer, sell, distribute and deliver Units only in states in which both the Additional Selling Agent is properly registered and authorized to do business and in which the Partnership has registered the offering of Units pursuant to applicable state "blue sky" laws.

5. COMPENSATION

The remuneration payable to the Additional Selling Agent on transactions in assets raised in Units is set out in the attached Schedule I. All fees shall be paid monthly in arrears no later than the 20th calendar day of such subsequent month according to Schedule I based on the assets raised in Units which the Additional Selling Agent is credited as having sold. The Partnership shall have the right, in

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its sole discretion, to evaluate potential purchasers procured by the Additional
Selling Agent, and decline to sell Units to any potential purchaser for any reason. Nothing in this Agreement shall be construed so as to require any payment to the Additional Selling Agent for procuring potential purchasers who, for any reason, do not purchase Units.

6. PREVENTION OF MONEY LAUNDERING

     6.1 The Additional Selling Agent shall use due diligence to learn the essential facts relative to every person or entity for whom orders for the purchase of Units are effected and shall follow procedures that are at least equivalent to those required by the USA Patriot Act and regulations adopted thereunder on prevention of the use of the financial system for the purposes of money laundering as amended from time to time. In the event that QAM or the Partnership requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of such information to QAM and/or all appropriate authorities. Where the Additional Selling Agent is a resident in a country, which is a member of the Financial Action Task Force, such disclosure shall be made to the extent provided by local law. The Additional Selling Agent will retain the evidence of verification of identity and records of all transactions for at least five years following the ending of the relationship with any person for whom orders for the subscription of Units have been effected.

     6.2 QAM reserves the right to seek and the Additional Selling Agent agrees to supply to the Partnership and QAM and/or any designated representative of them, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the Additional Selling Agent and any suspected or potential money laundering. If the Additional Selling Agent fails to supply such documentation as requested by the Partnership, QAM and/or any representative of either of them within a reasonable period of time, this Agreement may be terminated for cause at the sole discretion of QAM in accordance with Subsection 7.1 hereof. In the event that the Partnership, QAM, and/or any representative of either of them is required by any competent authority to provide information as to the identity of the Additional Selling Agent or in the event that money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of all relevant information to the Partnership, QAM, and/or all appropriate authorities.

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     6.3     The Additional Selling Agent warrants and agrees to indemnify the
             Partnership and QAM and hold the Partnership and QAM harmless from and against any and all liabilities, losses, damages, claims and expenses, including attorneys' and other legal fees, in connection with any breach of the Additional Selling Agent's obligations under
             Section 6 of this Agreement.

7. TERMINATION

     7.1 QAM may terminate or suspend this Agreement immediately if any licenses or approvals required of the Additional Selling Agent are suspended, expire or are revoked or if the Additional Selling Agent is otherwise unable to perform its duties hereunder, or if any finding of wrongdoing or breach of any applicable laws or regulations is made against it or if the Additional Selling Agent breaches any term or conditions of this Agreement.

     7.2 Either Party may terminate this Agreement without cause upon 30 days written notice given to the other party. In the event that QAM terminates this Agreement without cause under this Subsection 7.2, then the Additional Selling Agent shall be entitled to receive the remuneration identified herein for an additional eighteen (18) months subsequent to the termination of this Agreement provided, however, that the Additional Selling Agent continues to comply with all of its obligations hereunder during said period of time.

     7.3 If this Agreement is terminated by the Additional Selling Agent, or by QAM pursuant to Article 7.1, then the Additional Selling Agent shall not be entitled to any commissions, or any other remuneration, subsequent to the first to occur of (i) the suspension, expiration or revocation of any licenses or approvals required of the Additional Selling Agent, or (ii) the date that Additional Selling Agent is otherwise unable to perform its duties hereunder, or (iii) the date of any wrongdoing or breach of any applicable laws or regulations or this Agreement by Additional Selling Agent, or (iv) the date of termination hereof.

8. INDEMNIFICATION

     8.1 QAM agrees to indemnify and hold harmless the Additional Selling Agent and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including

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             any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that in no event shall the indemnification agreement contained in this Subsection 8.1 of Section 8 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses, liabilities or actions arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, expense, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription.

     8.2 The Additional Selling Agent agrees to indemnify and hold harmless the Partnership, QCM and QAM, as the case may be, and each person, if any, who controls the Partnership or as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from QAM set forth in subsection 8.1 of this Section 8 (and, in the case of QAM, for any indemnity paid by QAM pursuant to subsection 8.1 of this Section 8), insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the Additional Selling Agent.

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     8.3     Each of the parties to this Agreement understands that the obligations of each party subject to this Section 8 are separate and distinct. Notwithstanding any other provision of this Section 8
             (i) QAM shall have no obligation to indemnify the Additional Selling Agent for more than the amount of proceeds resulting from assets raised in the sale of Units by the Additional Selling Agent plus the Additional Selling Agent's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of QAM to indemnify the Additional Selling Agent shall be adjusted to reflect the relative responsibility of the Additional Selling Agent (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

     8.4 Notwithstanding any other provision of this Agreement, indemnification of QAM or its controlling persons by the Partnership shall be permitted only to the extent permitted by the Agreement of Limited Partnership, as amended.

     8.5 Any party which proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 8 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The

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             indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the Additional Selling Agent and any person who controls the Additional Selling Agent within the meaning of Section 15 of the Securities Act, and (y) the Partnership and QAM and any person who controls the Partnership or QAM within the meaning of Section 15 of the Securities Act.

9. MISCELLANEOUS

     9.1 This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall be effective unless the same shall be reduced to writing and signed by the parties hereto.

     9.2 The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

     9.3 In case that single terms of this Agreement are or become inoperative or impracticable, the rest of this Agreement shall remain unaffected thereby. To the extent practicable, any invalid or inoperative terms will be replaced by valid and operative terms, which are closest to the real

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             purpose of the invalid or inoperative terms.

     9.4 Any controversy, claim or dispute arising out of or relating to this Agreement shall be referred to arbitration in accordance with the rules of the NASD and judgment upon any award rendered may be entered in any court of competent jurisdiction.

     9.5 This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

     9.6 This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such Agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.

     9.7 The terms and provisions of this Agreement shall be construed under New York law. Any disputes arising from, or in any way relating to, this Agreement or the subject matter thereof shall be determined under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR QUADRIGA ASSET MANAGEMENT INC.:        FOR THE ADDITIONAL SELLING AGENT:

__________________________________         _____________________________________
George Fountas (President)
                                           Print name: _________________________

                                           Print title: ________________________

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                                   SCHEDULE I

                                  REMUNERATION

Made on _______________, 200__ between:

                         QUADRIGA ASSET MANAGEMENT INC.
                           430 PARK AVENUE, SUITE 1501
                               NEW YORK, NY 10022

                                       and

                          ____________________________

                          ____________________________

          (sometimes hereinafter called the "Additional Selling Agent")


This Schedule I is attached to, and made a part of that certain Additional Selling Agent Agreement, of even date herewith, between QAM and the Additional Selling Agent. Any and all defined terms used herein shall have the meaning(s) assigned to them in said agreement.

         1. PAYMENT OF REMUNERATION. In consideration of the Additional Selling Agent soliciting and obtaining purchasers of the Units, Quadriga Asset Management, Inc. ("QAM") shall pay the Additional Selling Agent remuneration as follows:

                  a) Initial Commission. For up to twelve months immediately following the sale of any Units, QAM will pay to the Additional Selling Agent a sales commission (the "Initial Commission") equal to the Annual Percentage set forth in Paragraph 2 below. A pro rata portion of the Initial Commission will be paid to the Additional Selling Agent on a monthly basis (i.e., one twelfth of the Initial Commission per month), commencing no later than the 20th calendar day of the month following the month in which an applicable purchase of Units occurs, until the entire Initial Commission is paid in full.

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                  b)       Service Fees. Provided that the Additional Selling
         Agent is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity then, in consideration of the provision by the Additional Selling Agent of such ongoing services in connection with the Units sold by the Additional Selling Agent as is required by applicable law or regulation in order to receive a continuing or trailing commission, QAM will pay to the Additional Selling Agent a monthly service fee (the "Service Fee") equal to one twelfth of the Annual Percentage set forth in Paragraph 2 below. Payment of the monthly Service Fee shall commence no later than the 20th calendar day of the month following the month in which the full Initial Commission is paid, but in no event earlier than the thirteenth full month after the sale of applicable Units. The Additional Selling Agent shall forfeit its rights hereunder to receive any Service Fees for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.

                  c) Subsequent Commissions: In addition to the Initial Commission, if the Additional Selling Agent is not (i) registered with the CFTC as a futures commission merchant or introducing broker and
         (ii) a member in good standing of the NFA in such capacity, shall receive additional selling commissions ("Subsequent Commissions") from QAM, paid on the same basis as the Service Fees provided, however, that the total of the Subsequent Commissions plus the Initial Commission and offering costs properly deemed to constitute costs allocable to the Additional Selling Agent (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of applicable Units' initial sale price. Any such ongoing payments or additional selling commission will be paid by QAM and not by the Partnership, but may be deemed to constitute underwriting compensation.

         2. ANNUAL PERCENTAGE. The "Annual Percentage" shall be two percent (2%) of the value of assets raised which the Additional Selling Agent is credited as having sold. The Annual Percentage shall be based solely on amounts actually invested by purchasers of Units procured by the Additional Selling Agent and without taking into consideration any further performance of any such amounts invested.

         3. LIMITATIONS ON REMUNERATION. In no event may an Additional Selling Agent be entitled to receive any more than one of the foregoing three methods of remuneration (Initial Commission, Service Fees and Subsequent Commission) for the same month(s) or any other given time period. The Additional Selling Agent shall not be entitled to receive any remuneration for periods of time subsequent to a Purchaser's redemption of Units, or for any

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

period of time on any amounts that a Purchaser does not leave invested with the Partnership. Additionally, payment of remuneration is subject to the rules promulgated by the NASD and other governing regulatory bodies. In the event that the NASD, or any other governing regulatory body, imposes any restriction on any remuneration hereunder, then QAM's obligation to pay such remuneration shall be limited to the extent of any such restriction. Regardless of whether the Additional Selling Agent is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity, in no event shall the Additional Selling Agent be entitled to receive any remuneration under this Agreement unless the Additional Selling Agent is registered with the NASD.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR QUADRIGA ASSET MANAGEMENT INC.:        FOR THE ADDITIONAL SELLING AGENT:

__________________________________         _____________________________________
George Fountas (President)
                                           Print name: _________________________

                                           Print title: ________________________

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                                [QUADRIGA LOGO]

               QUADRIGA SUPERFUND, L.P. - ADDITIONAL SELLING AGENT
                               AGREEMENT APPENDIX
                    SELLING AGREEMENT DATED__________, 200__

Please provide the following information.

1) Company Legal Name____________________________

2) Company Address_______________________________________________________
                  Street (P.O Box not acceptable)  City  State  Zip Code

3) Contact Name____________________________

4) Phone/Fax________________________

5) E-mail____________________________

6) Bank name____________________________

7) Account Number____________________________

8) ABA Nr.____________________________

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